Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
NOBLE AFFILIATES, INC.
FIRST. The name of the Corporation is
NOBLE AFFILIATES, INC.
SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted is:
To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.
To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or used in connection with any business of this corporation.
To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.
To engage in the cultivation and improvement of farms, gardens and agricultural lands, the raising and improving of livestock, and incidentally to own and control under lease, or otherwise, such lands, buildings and personal property necessary to the conduct and operation of such business.
To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage, or pledge, all or any of the corporation’s property and assets, or any interest therein, wherever situated.
In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of this corporation.
The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent business and purposes.
FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is four million forty thousand (4,040,000) of which four million (4,000,000) shares of the par value of Five and No/100 Dollars ($5.00) each shall be Common Stock and forty thousand (40,000) shares of the par value of One Hundred Dollars ($100.00) each shall be Preferred Stock, amounting in the aggregate to Twenty-Four Million and No/100 Dollars ($24,000,000.00).

A.    The Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series, and to fix from time to time before issuance the number of shares to be included in any series, and the designation, relative right, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the share of any other series in the following respects:

1.	The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

2.	The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

3.	The redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

4.	The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

5.	The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

6.	The right, if any, of shares of such series to be converted into shares of any other series or class, and the terms and conditions of such conversion; and

7.	Any other relative rights, preferences and limitations of that series.
B.    Dividends are payable on the Common Stock, when and as, declared out of the unreserved earned surplus remaining after payment of the dividends on the Preferred Stock. Dividends on the Common Stock may be in the form of cash, property or shares of the Common Stock. No dividends are payable on the Common Stock if there are any accrued dividends on the Preferred Stock up to and including the current dividend period for such Preferred Stock which have not been paid or which have been declared and a sum set aside for payment.
C.    In the event of the voluntary or involuntary liquidation, dissolution or other termination of the Corporation, the holders of shares of the Preferred Stock shall be entitled only to such preference and payment as fixed and determined by the Board of Directors at the time of the issuance of said shares. If so determined by the Board of Directors, such payment shall be made before any distribution is made to the holders of the Common Stock of the Corporation.
D.    The holders of the Preferred Stock shall have no voting rights, except as required by law and except as provided by the Board of Directors at the time of the issuance of such stock. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.
E.    Both the Common Stock and the Preferred Stock shall be issued for such consideration (but not less than the par value thereof) as shall be fixed from time to time by the Board of Directors. Any shares of the Common or Preferred Stock authorized by the Articles of Incorporation may, in the discretion of the Board of Directors, be issued as bonuses to employees of the Corporation or employees of any subsidiary corporation, or as a dividend upon the Common Stock of the Corporation. In the absence of fraud, the judgment of the Directors as to value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be nonassessable.
F.    Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any pre-emptive rights to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for, or convertible into, such shares or any warrants or other instruments evidencing rights or option to subscribe for, purchase or otherwise acquire such shares.
G.    The Corporation shall have the power to create and issue rights, warrants or options (including restricted or qualified stock options to employees) entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions, and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights and may be made appurtenant to Common or Preferred Stock, bonds or debentures of the Corporation or otherwise. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.
H.    The Corporation shall not, without the affirmative vote of at least two-thirds in amount of the Preferred Stock present in person or by proxy at a meeting of the Preferred Stock holders called for the purpose (or the written consent of the holders of at least two-thirds in amount of the Preferred Stock at the time outstanding):

1.	Create any shares of stock having preference or priority over the Preferred Stock; or

2.
Issue, assume or guarantee any bonds, notes or other evidence of indebtedness maturing more than one year from the issue, assumption or guaranty thereof, if immediately after the date of issue, assumption or guaranty thereof the aggregate principal amount of all bonds, notes or other evidences of indebtedness issued, assumed or guaranteed by the Corporation and maturing more than one year from such date shall exceed the greater of One Million Dollars ($1,000,000.00) or twenty-five percent (25%) of the capital and surplus of the Corporation.

FIFTH.    The corporation is to have perpetual existence.

SIXTH.    The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
B. J. Consono	100 West Tenth Street Wilmington, Delaware
F. J. Obara, Jr.	100 West Tenth Street Wilmington, Delaware
J. L. Rivera	100 West Tenth Street Wilmington, Delaware

SEVENTH.    The name and mailing address of each person who is to serve as a Director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
C. C. Forbes	2200 Fourth National Bank Bldg. Tulsa, Oklahoma 74119
Edgar Holt	128 South Oakwood Wichita, Kansas 76218
E. E. Noble	3393 Peachtree Road, N.E. Atlanta, Georgia 30326
James E. Thompson	302 Lincoln Center Ardmore, Oklahoma 73401

EIGHTH.    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
To make, alter or repeal the By-laws of the Corporation.
To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
By a majority of the whole Beard, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the By-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Only when and as authorized by the affirmative vote of the holders of seventy-five percent (75%) of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of seventy-five percent (75%) of the voting stock issued and outstanding, to merge or consolidate with any other corporation or to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.
NINTH.    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
TENTH.    Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.
ELEVENTH.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true and, accordingly, have hereunto set our hands this 29th day of December, 1969.
/s/ B.J. CONSONO

/s/ F.J. OBARA, JR.

/s/ J.L. RIVERA

STATE OF DELAWARE        )(

                    )( ss

COUNTY OF NEW CASTLE    )(
BE IT REMEMBERED that on this 29th day of December, 1969, personally came before me, a Notary Public for the State of Delaware, B.J. Consono, F. J. Obara, Jr. and J. L. Rivera; all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such and severally acknowledged the said Certificate to be the act and deed of the signers, respectively, and that the facts stated therein are true.
GIVEN under my hand and seal of office the day and year aforesaid.

Notary Public

My Commission Expires:
October 27, 1971

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
* * * * *

NOBLE AFFILIATES, INC., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.
FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable Amendment to the Certificate of Incorporation of said corporation as follows:
“RESOLVED, That the first grammatical paragraph of Paragraph FOURTH of the Certificate of Incorporation of the corporation adopted December 29, 1969, is hereby amended to read as follows:
“FOURTH. The total number of shares of stock which the corporation shall have authority to issue is six million forty thousand (6,040,000) of which six million (6,000,000) shares of the par value of Three Dollars and Thirty-Three and One-Third Cents ($3.33-1/3) each shall be Common Stock and forty thousand (40,000) shares of the par value of One Hundred and No/100 Dollars ($100.00) each shall be Preferred Stock, amounting in the aggregate to Twenty-Four Million and No/100 Dollars ($24,000,000.00).”
Said resolutions further declared:
“Each certificate representing one or more common shares with a par value of $5 a share which shall be issued and outstanding immediately prior to the taking effect of this recapitalization shall thereafter represent the same number of common shares of the par value of $3.33-1/3 a share; and the corporation shall issue to, or upon the order of, each holder of record as of the close of business on the effective date of the recapitalization an additional certificate or certificates representing one common share of the par value of $3.33-1/3 a share for each two common shares of the par value of $5 a share theretofore represented by such outstanding share certificate.
“The aggregate amount of the stated capital of the corporation which shall be represented by the common shares of the par value of $3.33-1/3 a share that shall be issued and outstanding upon the effective date of the change shall be the same as the aggregate amount of the stated capital of the corporation which shall be represented by the common shares with the par value of $5 a share that were issued and outstanding immediately prior to taking effect of the change.”
SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said Amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.
THIRD: That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation will not be reduced under, or by reason of, said Amendment.
IN WITNESS WHEREOF, said Noble Affiliates, Inc., has caused its corporate seal to be to be hereunto affixed and this Certificate to be signed by SAM NOBLE, its President, and attested by DAVE J. HESS, its Secretary, this 12th day of June, 1972.

NOBLE AFFILIATES, INC.

By    /s/ SAM NOBLE
President
ATTEST:
/s/ DAVE J. HESS
Secretary

STATE OF OKLAHOMA        )(

                    )( ss

COUNTY OF CARTER        )(

BE IT REMEMBERED that on this 12th day of June, 1972, personally came before me, a Notary Public in and for the County and State aforesaid, SAM NOBLE, President of Noble Affiliates, Inc., a corporation of the State of Delaware, and he duly executed said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ BOBBIE W. CUNNINGHAM
Notary Public

My Commission Expires:

December 28, 1975

(SEAL)

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORTION
* * * * * * * * * *

NOBLE AFFILIATES, INC., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said Corporation, at a meeting duly held, adopted Resolutions proposing and declaring advisable amendment to the Certificate of Incorporation of said Corporation as follows:
“RESOLVED, that this Board of Directors declares it advisable and hereby proposes, subject to the approval of the Stockholders of the Corporation, that the number of shares of Common Stock which the Corporation is authorized to issue be increased from six million shares to twelve million shares;
RESOLVED FURTHER, that, subject to the approval of the Stockholders of the Corporation, the first grammatical paragraph of Paragraph FOURTH of the Certificate of Incorporation of the Corporation be amended so as to read in its entirety as follows:
‘FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is twelve million forty thousand (12,040,000) of which twelve million (l2,000,000) shares of the par value of Three Dollars and Thirty-Three and One-Third Cents ($3.33-1/3) each shall be Common Stock and forty thousand (40,000) shares of the par value of One hundred and No/100 Dollars ($100.00) each shall be Preferred Stock, amounting in the aggregate to Forty-Four Million and No/100 Dollars ($44,000,000.00).’
RESOLVED FURTHER, that the amendment to the Certificate of Incorporation of the Corporation proposed in the foregoing Resolution be presented to the next Annual Meeting of the Stockholders of the Corporation for the purpose of obtaining their authorization and approval thereof, as required by the Delaware Corporation Law;
RESOLVED FURTHER, that after approval of the above amendment to the Certificate of Incorporation of the Corporation by the Stockholders of the Corporation, the President of the Corporation is hereby authorized and directed to execute, on behalf of the Corporation, an instrument captioned ‘Certificate of Amendment to the Certificate of Incorporation’, and the Secretary of the Corporation is hereby authorized and directed to attest such execution and to affix the corporate seal thereto, and, after such execution and attestation, the President of The Corporation is hereby authorized and directed to file such instrument in the Office of the Secretary of State of the State of Delaware.”
SECOND: That, pursuant to proxy material dated March 14, 1977, as prepared and filed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, the Stockholders of the Corporation of record as of February 18, 1977, were notified that said proposed amendment would be presented to them for authorization and approval at the Annual Meeting of Stockholders to be held on April, 12, 1977.
THIRD: That such notice was given in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware.
FOURTH: That the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon at said Annual Meeting duly held on April 12, 1977, authorized and approved said amendment, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FIFTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
SIXTH: That the capital of said Corporation will not be reduced under, or by reason of, said amendment.

IN WITNESS WHEREOF, said NOBLE AFFILIATES, INC. has caused its corporate seal to be hereunto affixed and the Certificate be signed by ROY BUTLER, its President, and attested by DAVE J. HESS, its Secretary, this 13th day of April, 1977.

NOBLE AFFILIATES, INC.

BY:    /s/ ROY BUTLER
ROY BUTLER, President
ATTEST:
/s/ DAVE J. HESS
DAVE J. HESS, Secretary

Certificate of Amendment to
Certificate of Incorporation – Page two

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORTION
* * * * * * * * * *

NOBLE AFFILIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said Corporation, at a meeting duly held, adopted Resolutions proposing and declaring advisable amendment to the Certificate of Incorporation of the Corporation as follows:
“RESOLVED, that this Board of Directors declares it advisable and hereby proposes, subject to the approval of the Stockholders of the Corporation, that the number of shares of common stock which the Corporation is authorized to issue be increased from twelve million shares to twenty-five million shares;
RESOLVED FURTHER, that, subject to the approval of the Stockholders of the Corporation, the first grammatical paragraph of Paragraph FOURTH of the Certificate of Incorporation of the Corporation be amended so as to read in its entirety as follows:
‘FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is twenty-five million forty thousand (25,040,000) of which twenty-five million (25,000,000) shares of the par value of Three Dollars and Thirty-Three and One-Third Cents ($3.33-1/3) each shall be common stock and forty thousand (40,000) shares of the par value of One Hundred and No/100 Dollars ($100.00) each shall be preferred stock, amounting in the aggregate to Eighty-Seven Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($87,333,333.33).’
RESOLVED FURTHER, that the amendment to the Certificate of Incorporation of the Corporation proposed in the foregoing Resolution be presented to the next annual meeting of the Stockholders of the Corporation for the purpose of obtaining their authorization and approval thereof, as required by the Delaware Corporation Law;

RESOLVED FURTHER, that after approval of the above amendment to the Certificate of Incorporation of the Corporation by the Stockholders of the Corporation, the President of the Corporation is hereby authorized and directed to execute, on behalf of the Corporation, an instrument captioned “Certificate of Amendment to Certificate of Incorporation”, and the Secretary of the Corporation is hereby authorized and directed to attest such execution and to affix the corporate seal thereto, and, after such execution and attestation, the President of the Corporation is hereby authorized and directed to file such instrument in the Office of the Secretary of State of the State of Delaware.”
SECOND: That, pursuant to proxy material dated March 15, 1978, as prepared and filed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, the stockholders of the Corporation of record as of February 17, 1978, were notified that said proposed amendment would be presented to them for authorization and approval at the Annual Meeting of Stockholders to be held on April 11, 1978.
THIRD: That such notice was given in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware.
FOURTH: That the holders of a majority of the issued and outstanding shares of common stock of the Corporation entitled to vote thereon at said Annual Meeting duly held on April 11, 1978, authorized and approved said amendment, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FIFTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
SIXTH: That the capital of the Corporation will not be reduced under, or by reason of, said amendment.

IN WITNESS WHEREOF, said NOBLE AFFILIATES, INC. has caused its corporate seal to be hereunto affixed and the Certificate be signed by ROY BUTLER, its President, and attested by BOBBIE W. CUNNINGHAM, its Secretary, this 20th day of April, 1978.

NOBLE AFFILIATES, INC.

By    /s/ ROY BUTLER
ROY BUTLER, President
ATTEST:
/s/ BOBBIE W. CUNNINGHAM
BOBBIE W. CUNNINGHAM, Secretary

Certificate of Amendment of
Certificate of Incorporation – Page Two

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORTION

NOBLE AFFILIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of Noble Affiliates, Inc., at a meeting duly held, adopted a resolution proposing and declaring the following amendment to the Certificate of Incorporation of said corporation:
“RESOLVED FURTHER, that, subject to the approval of the stockholders of the Corporation, the first grammatical paragraph of Paragraph FOURTH of the Certificate of Incorporation of the Corporation be amended in its entirety so as to read as follows:
‘FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is fifty million forty thousand (50,040,000) of which fifty million (50,000,000) shares of the par value of three and 33-1/3/100 dollars ($3.33-1/3) each shall be common stock and forty thousand (40,000) shares of the par value of one hundred and no/100 dollars ($100.00) each shall be preferred stock, amounting in the aggregate to one hundred seventy million six hundred sixty-six thousand six hundred sixty-six and 67/100 dollars ($170,666,666.67).’”
SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: The said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Noble Affiliates, Inc. has caused this Certificate to be signed by Roy Butler, its President, and attested by Bobbie W. Cunningham, its Secretary, this 8th day of April, 1980.

NOBLE AFFILIATES, INC.

By    /s/ ROY BUTLER
ROY BUTLER, President
ATTEST:
BY:    /s/ BOBBIE W. CUNNINGHAM
BOBBIE W. CUNNINGHAM,
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORTION

NOBLE AFFILIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of Noble Affiliates, Inc., at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
“RESOLVED, that the first grammatical paragraph of Article Fourth of the Certificate of Incorporation of Noble Affiliates, Inc. be amended in its entirety so as to read as follows:
“‘FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is one hundred million forty thousand (100,040,000) of which one hundred million (100,000,000) shares of the par value of three and 33-1/3/100 dollars ($3.33-1/3) each shall be common stock and forty thousand (40,000) shares of the par value of one hundred and no/100 dollars ($100.00) each shall be preferred stock, amounting in the aggregate to three hundred thirty-seven million three hundred thirty-three thousand three hundred thirty-three and 33/100 dollars ($337,333,333.33).’”
SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: The said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Noble Affiliates, Inc. has caused this Certificate to be signed by Roy Butler, its President, and attested by Bobbie W. Cunningham, its Secretary, this 13th day of April, 1982.

NOBLE AFFILIATES, INC.

By    /s/ ROY BUTLER
ROY BUTLER, President
ATTEST:
BY:    /s/ BOBBIE W. CUNNINGHAM
BOBBIE W. CUNNINGHAM,
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
NOBLE AFFILIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of Noble Affiliates, Inc., by unanimous consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Noble Affiliates, Inc. be amended by adding a new Article TWELFTH as follows:
“‘TWELFTH:    1.    The provisions of this Article TWELFTH shall apply to the adoption or authorization of a business transaction (as hereinafter defined) with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other entity is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the outstanding shares of stock of the Corporation (as hereinafter defined) entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class. The requirements of this Article TWELFTH shall be in addition to the voting requirement set forth in Article EIGHTH hereof for the business transactions described therein and in addition to the statutory voting requirement for or in connection with business transactions other than those described in Article EIGHTH. No business transaction with any such other entity may be effected unless all of the following conditions are complied with:
(a)The cash, or fair market value of other consideration, to be received per share by common stockholders of the Corporation in such business transaction is not less than the highest per share price (including brokerage commissions and/or soliciting dealers’ fees) paid by such other entity in acquiring any of its holdings of the Corporation’s Common Stock.
(b)After completion of the transaction in which such other entity has acquired twenty percent (20%) of the outstanding shares of stock of the Corporation entitled to vote in the election of directors and prior to the consummation of such business transaction, such other entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it either prior to obtaining twenty percent (20%) of the outstanding shares of stock of the Corporation entitled to vote in the election of directors or as a part of the transaction which results in such other entity acquiring its twenty percent (20%) or greater interest or as a result of a pro rata stock dividend or stock split); and
(c)Such other entity shall not have (i) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or (ii) made any major change in the Corporation’s business or equity capital structure prior to the consummation of such business transaction.
The provisions of this Article TWELFTH shall also apply to a business transaction with any other entity which at any time has been the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class, notwithstanding the fact that such other entity has reduced its shareholdings below twenty percent (20%) if at the time the definitive agreement was entered into such other entity was the direct or indirect beneficial owner of such twenty percent (20%) interest or if, as of the record date for the determination of stockholders entitled to notice of and to vote on or consent to the business transaction, such other entity is an “affiliate” of the Corporation (as hereinafter defined).
2.    As used in this Article TWELFTH, (a) the term “other entity” shall include any corporation, person or other entity and any other entity with which it or its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 1, 1984; (b) an other entity shall be deemed to be the “beneficial owner” of any shares of stock of the Corporation which such other entity has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise in addition to shares otherwise beneficially owned; (c) the term “outstanding shares of any class of stock of the Corporation” shall include shares deemed owned through application of clause (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise; (d) the term “business transaction” shall include (i) any merger or consolidation of the Corporation with or into any other corporation, (ii)

any sale or lease or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation to any other entity, (iii) any sale or lease or other disposition (in one transaction or a series of transactions) to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of any other entity, or (iv) any reclassification or recapitalization of the outstanding shares of any class of stock of the Corporation if at the time there is any other entity which has acquired twenty percent (20%) or more of the outstanding shares of stock of the Corporation entitled to vote in the election of directors and the effect of such transaction is to increase the relative voting power of such other entity; and (e) for the purposes of subparagraph 1(a) of this Article TWELFTH, the term “other consideration to be received” shall mean, in the event of a business transaction with such other entity in which the Corporation is the surviving corporation, Common Stock of the Corporation retained by its existing public stockholders.
3.    A majority of the directors shall have the power and duty, consistent with their fiduciary obligations, to determine for the purposes of this Article TWELFTH on the basis of information known to them whether (a) such other entity beneficially owns more than twenty percent (20%) of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, (b) an other entity is an “affiliate” or “associate” (as defined above) of another, (c) an other entity has an agreement, arrangement or understanding with another, or (d) the assets being acquired by the Corporation or any subsidiary thereof have an aggregate fair market value of less than $5,000,000.
4.    No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article TWELFTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of at least seventy-five percent (75%) of all shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class.’”
SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of said corporation was duly held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of

Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said Noble Affiliates, Inc. has caused this Certificate to be signed by Roy Butler, its President, and attested by Bobbie W. Cunningham, its Secretary, this

16th day of April, 1984.
NOBLE AFFILIATES, INC.
By /s/ Roy Butler
Roy Butler, President
ATTEST:

/s/ Bobbie W. Cunningham
Bobbie W. Cunningham, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NOBLE AFFILIATES, INC.
NOBLE AFFILIATES, INC. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That at meetings of the Board of Directors of the Company, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of the Company, declaring said amendments to be advisable and directing that such proposed amendments be considered at the annual meeting of the shareholders of the Company. The resolutions, as modified, setting forth the aforementioned amendments are as follows:
A.    “RESOLVED, that the Board of Directors of the Corporation hereby declares it advisable and in the best interests of the Corporation and its shareholders to amend the Corporation’s Certificate of Incorporation by deleting Article NINTH in its entirety.”
B.    “RESOLVED FURTHER, that the Board of Directors of the Company hereby declares it advisable and in the best interests of the Company and its shareholders to amend the Company’s Certificate of Incorporation by adding a new Article NINTH to read in its entirety as follows:
‘NINTH.    No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this

Article NINTH shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.’”
C.    “RESOLVED FURTHER, that the Board of Directors of the Corporation hereby declares it advisable and in the best interests of the Corporation and its shareholders to amend the Corporation’s Certificate of Incorporation as follows:
(1)    Article Fourth is amended by deleting the first grammatical paragraph, and paragraphs A, B, C and D, in their entirety, and substituting therefor the following:
‘FOURTH.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 104,000,000, consisting of (1) 4,000,000 shares of Preferred Stock, $1.00 par value (“Preferred Stock”), and (2) 100,000,000 shares of Common Stock, $3.33-1/3 par value (“Common Stock”).
A.    The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:
(1)    the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;
(2)    whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;
(3)    the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;
(4)    whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;
(5)    the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;
(6)    whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;
(7)    whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;
(8)    the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;
(9)    the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and
(10)    any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.
Without limiting the foregoing, the voting powers of any series of Preferred Stock may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such stock, to elect one or more directors who shall be in addition to the number of directors of the

Corporation fixed by, or in the manner provided in, the By-laws of the Corporation and who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such stock. The term of office and voting powers of any director elected in the manner provided in the immediately preceding sentence may be greater than or less than those of any other director or class of directors.
The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.
B.    Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the holders of any class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.’
(2)    Article Fourth is amended by deleting paragraph H.

(3)	Article Fourth is amended by redesignating paragraphs E, F and G as paragraphs C, D and E, respectively.”
SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Company, the annual meeting of shareholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of each of the amendments listed above.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of the Company shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, Noble Affiliates, Inc. has caused this Certificate to be signed by Robert Kelley, its President, and attested by R. P. McCuistion, its Secretary, this 2nd day of June, 1987.
NOBLE AFFILIATES, INC.
By /s/ Robert Kelley
Robert Kelley, President
Attest:
By /s/ R.P. McCuisition
R.P. McCuisition, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NOBLE AFFILIATES, INC.

Noble Affiliates, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”),
DOES HEREBY CERTIFY:
FIRST: That on February 1, 2000, at a meeting of the Board of Directors, the Board of Directors of the Corporation adopted resolutions setting forth an amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that such amendment be submitted to the stockholders of the Corporation for consideration. At the annual meeting of stockholders held April 25, 2000 and reconvened on May 2, 2000, the stockholders of the Corporation approved such amendment. The resolutions setting forth the amendments are as follows:
Relating to Charter Amendments
NOW THEREFORE, BE IT RESOLVED, that, subject to the requisite approval by the stockholders of the Corporation, the Charter be amended by deleting Article Eighth in its entirety and replacing it with the following:
“EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
To make, alter or repeal the Bylaws of the Corporation.
To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
By a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.”
SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, Noble Affiliates, Inc. has caused this certificate to be signed by its duly authorized officer on this 12th day of May, 2000.
NOBLE AFFILIATES, INC.
By:        /s/ James L. McElvany
Name:    James L. McElvany
Title:     Vice President – Finance and Treasury

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NOBLE AFFILIATES, INC.

Noble Affiliates, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”),
DOES HEREBY CERTIFY:
FIRST: That on January 29, 2002, at a meeting of the Board of Directors, the Board of Directors of the Corporation adopted a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that such amendment be submitted to the stockholders of the Corporation for consideration. At the annual meeting of stockholders held April 23, 2002, the stockholders of the Corporation approved such amendment. The resolutions setting forth the amendment are as follows:
Relating to Change of Corporation Name
RESOLVED, that the Board of Directors: (a) finds it advisable and in the best interests of the Corporation and its shareholders to change the Corporation’s name from Noble Affiliates, Inc. to Noble Energy, Inc.; (b) determines it is necessary to amend the Corporation’s Certificate of Incorporation to accomplish this result by deleting Article First in its entirety and replacing it with the following: “FIRST. The name of the Corporation is NOBLE ENERGY, INC.”; (c) directs that approval of the above amendment making the referenced Corporation name change be submitted to the Corporation’s stockholders at their 2002 meeting; and (d) authorizes the appropriate Corporation officers to take all action as is necessary or appropriate to carry out the intent and purpose of this resolution and in accordance with the Delaware General Corporation Law.
SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, Noble Affiliates, Inc. has caused this certificate to be signed by its duly authorized officer on the 24th day of April, 2002.
NOBLE AFFILIATES, INC.

By:    /s/ Albert D. Hoppe
Albert D. Hoppe
Senior Vice President, General Counsel
and     Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NOBLE ENERGY, INC.
Pursuant to Section 242 of the General Corporate Law of the State of Delaware,
Noble Energy, Inc. (hereinafter called the “Corporation”) does hereby certify as follows:
FIRST: Article FOURTH of the Corporation’s Certificate of Incorporation is hereby amended by deleting the first grammatical paragraph and substituting therefor the following:
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 254,000,000, consisting of (1) 4,000,000 shares of Preferred Stock, $1.00 par value (“Preferred Stock”), and (2) 250,000,000 shares of Common Stock, $3.33 1/3 par value (“Common Stock”).
The remainder of Article FOURTH of the Corporation’s Certificate of Incorporation shall remain unchanged.
The foregoing amendment was duly adopted in accordance with Sections 211, 222 and 242 of the General Corporate Law of the State of Delaware.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 16th day of May, 2005.
NOBLE ENERGY, INC.
By:    /s/ Charles D. Davidson
Name: Charles D. Davidson
Title: Chairman of the Board, President and
Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NOBLE ENERGY, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware,

Noble Energy, Inc. (hereinafter called the “Corporation”) does hereby certify as follows:

FIRST: Article FOURTH of the Corporation’s Certificate of Incorporation is hereby amended by deleting the first grammatical paragraph and substituting therefor the following:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 504,000,000, consisting of (1) 4,000,000 shares of Preferred Stock, $1.00 par value (“Preferred Stock”), and (2) 500,000,000 shares of Common Stock, $0.01 par value (“Common Stock”).

The remainder of Article FOURTH of the Corporation’s Certificate of Incorporation shall remain unchanged.

The foregoing amendment was duly adopted in accordance with Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 25th day of May, 2012.

NOBLE ENERGY, INC.

By: /s/ Kenneth M. Fisher
Name:    Kenneth M. Fisher

Title:	Senior Vice President, Chief Financial Officer